Exhibit 99.1

Sunrun Announces Preliminary Fourth Quarter 2020 Results

SAN FRANCISCO, January 25, 2021 — Sunrun (Nasdaq: RUN), the nation’s leading provider of residential solar, storage and energy services, today announced select, preliminary and unaudited financial results and operating metrics for the fourth quarter ended December 31, 2020.

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In the fourth quarter of 2020, Megawatts Deployed (MW) were approximately 171.6 MW, a 10% sequential increase from the third quarter of 2020, pro-forma to give effect to Sunrun’s acquisition of Vivint Solar which closed on October 8, 2020. This reflects the deployments for approximately 23,500 customers in the period, resulting in total Customers of more than 550,000 as of December 31, 2020. Cumulative Megawatts Deployed were 3,885 MW as of December 31, 2020, pro-forma to give effect to Sunrun’s acquisition of Vivint Solar.

•	Gross Earning Assets as of December 31, 2020 were $6,923 million. Gross Earnings Assets were calculated using a 6% unlevered discount rate.

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Net Earning Assets, which is Gross Earning Assets less adjusted project level debt and pass-through financing obligations, was $2,900 million as of December 31, 2020. Adjusted project level debt and pass-through financing obligations used to calculate Net Earning Assets was $4,023 million.

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Cash, including restricted cash, was $708 million as of December 31, 2020. Recourse debt was $230.7 million, and an additional $60.0 million was recourse solely to Vivint Solar, Inc. and certain of its subsidiaries, as of December 31, 2020. Total debt, including recourse debt, non-recourse debt and financing obligations was $5.1 billion as of December 31, 2020. In the fourth quarter of 2020, transaction costs related to the acquisition of Vivint Solar, paid by either Vivint Solar or the company, were estimated to be in a range of $60 million to $70 million.

The company anticipates releasing fourth quarter 2020 earnings on or about February 25, 2021 and will host a conference call for investors and financial analysts that afternoon. The final date and details of the conference call will be posted to Sunrun’s Investor Relations website at investors.sunrun.com.

Although the preliminary and unaudited financial results and operating metrics presented above have been prepared in good faith on a consistent basis with prior periods, these preliminary estimates are based solely upon information available to management as of the date of this press release. The company has not completed its financial closing procedures for the three months and year ended December 31, 2020, and its actual results could vary materially from these preliminary estimates. In addition, the company’s independent registered public accounting firm has not audited or reviewed this information or completed its audit procedures for the three months and year ended December 31, 2020 and does not express an opinion or any other form of assurance with respect to these preliminary estimates. During the course of the preparation of the company’s consolidated financial statements and related notes as of and for the year ended December 31, 2020, the company and its auditors may identify items that would require the company to make material adjustments to the preliminary estimates presented above. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary and unaudited financial results and operating metrics should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary and unaudited financial results and operating metrics are not necessarily indicative of the results to be achieved in any future period. Investors are cautioned not to place undue reliance on such preliminary estimates. Investors should read the company’s consolidated financial statements for the year ended December 31, 2020 once they become available.

About Sunrun

Sunrun Inc. (Nasdaq: RUN) is the nation’s leading home solar, battery storage, and energy services company. Founded in 2007, Sunrun pioneered home solar service plans to make local clean energy more accessible to everyone for little to no upfront cost. Sunrun’s innovative home battery solution, Brightbox, brings families affordable, resilient, and reliable energy. The company can also manage and share stored solar energy from the batteries to provide benefits to households, utilities, and the electric grid while reducing our reliance on polluting energy sources. For more information, please visit www.sunrun.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding our market leadership and our preliminary and unaudited financial results and operating metrics as of and for the three months ended December 31, 2020. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: the availability of additional financing on acceptable terms; changes in the retail prices of traditional utility generated electricity; the impact of COVID-19 on Sunrun and its business and operations; worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence and spending; changes in policies and regulations including net metering and interconnection limits or caps; the availability of rebates, tax credits and other incentives; the availability of solar panels and other raw materials; our limited operating history; our ability to attract and retain our relationships with third parties, including our solar partners; our ability to successfully integrate with Vivint Solar and realize the anticipated benefits related to our acquisition of Vivint Solar; our ability to meet the covenants in our investment funds and debt facilities; our continued ability to manage costs associated with solar service offerings, our business plan and our ability to effectively manage our growth and labor constraints, and such other risks identified in the reports that we file with the U.S. Securities and Exchange Commission, or SEC, from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Definitions

Customers represent the aggregate number of solar system installations, whether sold directly to individuals or subject to executed Customer Agreements, that have been recognized as Megawatts Deployed.

Customer Agreements refers to, collectively, solar power purchase agreements and solar leases.

Gross Earning Assets represent the remaining net cash flows (discounted at 6%) we expect to receive during the initial term of our Customer Agreements (typically 20 or 25 years) for systems that have been deployed as of the measurement date, plus a discounted estimate of the value of the Customer Agreement renewal term or solar energy system purchase at the end of the initial term. Gross Earning Assets deducts estimated cash distributions to investors in consolidated joint ventures and estimated operating, maintenance and administrative expenses for systems deployed as of the measurement date. In calculating Gross Earning Assets, we deduct estimated cash distributions to our project equity financing providers. In calculating Gross Earning Assets, we do not deduct customer payments we are obligated to pass through to investors in pass-through financing obligations as these amounts are reflected on our balance sheet as long-term and short-term pass-through financing obligations, similar to the way that debt obligations are presented. In determining our finance strategy, we use pass-through financing obligations and long-term debt in an equivalent fashion as the schedule of payments of distributions to pass-through financing investors is more similar to the payment of interest to lenders than the internal rates of return (IRRs) paid to investors in other tax equity structures. We calculate the Gross Earning Assets value of the purchase or renewal amount at the expiration of the initial contract term assuming either a system purchase or a five year renewal (for our 25-year Customer Agreements) or a 10-year renewal (for our 20-year Customer Agreements), in each case forecasting only a 30-year customer relationship (although the customer may renew for additional years, or purchase the system), at a contract rate equal to 90% of the customer’s contractual rate in effect at the end of the initial contract term. After the initial contract term, our Customer Agreements typically automatically renew on an annual basis and the rate is initially set at up to a 10% discount to then-prevailing power prices. Gross Earning Assets Under Energy Contract represents the remaining net cash flows during the initial term of our Customer Agreements (less substantially all value from SRECs prior to July 1, 2015), for systems deployed as of the measurement date.

Megawatts Deployed represents the aggregate megawatt production capacity of our solar energy systems, whether sold directly to customers or subject to executed Customer Agreements (i) for which we have confirmation that the systems are installed on the roof, subject to final inspection, (ii) in the case of certain system installations by our partners, for which we have accrued at least 80% of the expected project cost, or (iii) for multi-family and any other systems that have reached NTP, measured on the percentage of the project that has been completed based on expected project cost.

Net Earning Assets represents Gross Earning Assets less both project level debt and pass-through financing obligations, as of the same measurement date. Because estimated cash distributions to our project equity financing partners are deducted from Gross Earning Assets, a proportional share of the corresponding project level debt is deducted from Net Earning Assets.

NTP or Notice to Proceed refers to our internal confirmation that a solar energy system has met our installation requirements for size, equipment and design.

Investor & Analyst Contact:

Patrick Jobin

Senior Vice President, Finance & IR

investors@sunrun.com

(415) 373-5206